TRANSITION AND SEPARATION AGREEMENT
This Transition and Separation Agreement (the “Separation Agreement”) is entered into by and among Michael Bender (“Bender”), and Spirit Realty Capital, Inc. (together with all its direct and indirect affiliates, and its and their successors, past, current or future directors, officers, and employees, and anyone else connected with them, the “Company”).
WHEREAS, Bender has been employed by the Company pursuant to that certain Amended and Restated Employment Agreement dated as July 17, 2013 (hereinafter, the “Employment Agreement”);
WHEREAS, the Company reassigned Bender to the position of Chief Accounting Officer;
WHEREAS, Bender has communicated a desire to terminate his employment for “Good Reason” within the meaning of the Employment Agreement;
WHEREAS, the Company desires to retain Bender’s services through a transition period to ensure that Bender’s duties are appropriately transitioned to a suitable replacement in due course;
WHEREAS, pursuant to Section 8 of the Employment Agreement, Bender is required to deliver to the Company a general release of claims substantially in the form attached as Exhibit B thereto in connection with the receipt of the rights and payments provided for therein, and the Company and Bender have determined to memorialize their understanding and the arrangements regarding Bender’s separation from employment in this Separation Agreement.
NOW, THEREFORE, FOR AND IN CONSIDERATION of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Bender agree as follows.
1.Transition Period and Separation Date. Bender shall separate from his position as Executive Vice President – Chief Accounting Officer as well as any and all other officer, director, manager and committee positions with the Company and its subsidiaries effective as of the date of this Separation Agreement, and thereafter his employment with the Company in a non-executive position shall continue through and including January 15, 2016 (the “Termination Date”). From and after the date of this Separation Agreement through the Termination Date, Bender shall perform, at the discretion of the Company, in good faith to the best of his ability, such services as the Company may reasonably require in order to transition his knowledge and duties to others within the Company, and shall be performed at the times and locations requested by the Company from time to time and performed in the manner reasonably acceptable to the Company. The Company shall also have discretion to relieve Bender of any duties and limit his access to the Company’s confidential information, systems, and facilities as it sees fit. During his continued employment, Bender shall continue to receive his usual salary and benefits and shall continue to vest in his outstanding awards under the Company’s equity incentive plans. Upon the Termination Date, Bender shall resign from and relinquish any and all remaining titles, offices, directorships, and authority related to his employment. Any capitalized, undefined terms used herein shall have the meaning set forth in the Employment Agreement.
2.Separation Benefits. Following the termination of his employment, Bender shall receive payment of the Accrued Benefits in accordance with the terms of the Employment Agreement. Provided that Bender continues his employment with the Company in good faith through the Termination Date, has performed and not breached his obligations under this Separation Agreement or the Employment Agreement, accepts this Separation Agreement, and executes and does not revoke the Additional Release (as provided for herein), then, in addition to payment of the Accrued Benefits, the Company shall provide

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Bender with the following payments and benefits in exchange for his agreement to the promises and covenants contained herein:
a.    an amount equal to Bender’s monthly Base Salary rate as set forth in the Employment Agreement, paid monthly for a period of twenty-four (24) months following the Termination Date, with the first such payment (the January 2016 payment) payable as soon as practicable following the Effective Date of the Additional Release (such that the January 2016 payment may be paid in February) and the last such payment payable in December 2017; and
b.    an amount equal to Bender’s Annual Bonus for 2015 as defined in the Employment Agreement, payable in a lump sum cash payment within sixty (60) days following the Termination Date.
For the avoidance of doubt, if Bender fails to continue his employment with the Company in good faith through the Termination Date, or breaches his obligations under this Separation Agreement or the Employment Agreement, his entitlement to the foregoing payments and benefits shall cease immediately. All incentive compensation paid to Bender pursuant to this Agreement or otherwise in connection with Bender’s employment with the Company shall be subject to forfeiture, recovery by Company or other action pursuant to (a) the Company’s recoupment policy or (b) any such policy which the Company may adopt from time to time to the extent the Board of Directors of the Company determines in good faith that the adoption and maintenance of such policy is necessary to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or is otherwise required by the laws of the United States.
3.Vesting of Incentive Awards. As noted above, Bender shall continue to vest in any and all unvested incentive awards during his employment prior to the Termination Date. Provided that Bender continues his employment with the Company in good faith through the Termination Date, has not breached his obligations under this Separation Agreement or the Employment Agreement, accepts this Separation Agreement, and executes and does not revoke the Additional Release (as provided for herein), then, for purposes of any and all incentive award plans or incentive award agreements, Bender’s termination of employment shall be considered a termination by Bender for “Good Reason,” and Bender shall receive any and all accelerated vesting for a Good Reason termination pursuant to the terms of such plans or agreements. If Bender fails to continue his employment with the Company in good faith through the Termination Date, or breaches his obligations under this Separation Agreement or the Employment Agreement, his termination of employment shall not be considered for Good Reason under any such plan or agreement. For the avoidance of doubt, the characterization of Bender’s termination as for Good Reason for the purposes of incentive award vesting shall not entitle him to any payments under the Employment Agreement; all payments payable to Bender as a result of his termination are set forth exclusively in this Separation Agreement and subject to the terms and conditions hereof.
4.Release. By Bender’s signature below, in consideration of the Company’s promises set forth in this Separation Agreement, Bender hereby releases and forever discharges as of the date hereof the Company and its affiliates, subsidiaries and direct or indirect parent entities and all present, former and future directors, officers, agents, representatives, employees, predecessors, successors and assigns of the Company and/or its affiliates, subsidiaries and direct or indirect parent entities (collectively, the “Released Parties”) to the extent provided below. The Released Parties are intended to be third-party beneficiaries of this Separation Agreement, and this Separation Agreement may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to such Released Parties hereunder. Bender agrees as follows:

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a.    Bender understands that the payments or benefits paid or granted to him under this Separation Agreement represent, in part, consideration for signing this Separation Agreement, and are not salary, wages or benefits to which he was already entitled. Bender understands and agrees that he will not receive the payments and benefits specified in Paragraphs 2 and 3 of this Separation Agreement unless he executes this Separation Agreement and does not revoke this Separation Agreement within the time period permitted hereafter, and otherwise meets the conditions to payment set forth herein. Such payments and benefits will not be considered compensation for purposes of any employee benefit plan, program, policy or arrangement maintained or hereafter established by the Company or its affiliates.
b.    Except as provided in paragraph 4(d) below and except for the provisions of the Employment Agreement which expressly survive the termination of Bender’s employment with the Company, Bender knowingly and voluntarily (for himself, his heirs, executors, administrators and assigns) releases and forever discharges the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date that this Separation Agreement becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which Bender, his spouse, or any of his heirs, executors, administrators or assigns, may have, which arise out of or are connected with Bender’s employment with, or separation or termination from, the Company including, but not limited to, any claim for the termination benefits set forth in the Employment Agreement, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”).
c.    Bender represents and warrants that he has made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by Paragraph 4(b) above.
d.    Bender agrees that he is hereby waiving all rights to sue or obtain equitable, remedial or punitive relief from any or all Released Parties of any kind whatsoever in respect of any Claim, including, without limitation, reinstatement, back pay, front pay, and any form of injunctive relief. Notwithstanding the above, Bender further acknowledges that he is not waiving and is not being required to waive any right that cannot be waived under law, including the right to file an administrative charge or participate in an administrative investigation or proceeding; provided, however, that Bender disclaims and waives any right to share or participate in any monetary award resulting from the prosecution of such charge or investigation or proceeding. Additionally, Bender is not waiving (i) any right to the Accrued Benefits, (ii) any claim for the benefits provided for in this Separation Agreement; (iii) any claim relating to directors’ and officers’ liability insurance coverage or any right of indemnification under the Company’s organizational

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documents or otherwise; or (iv) his rights as an equity or security holder in the Company or its affiliates.
e.    In signing this Separation Agreement, Bender acknowledges and intends that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. Bender expressly consents that this Separation Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state or local statute that expressly limits the effectiveness of a Separation Agreement of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. Bender acknowledges and agrees that this waiver is an essential and material term of this Separation Agreement and that without such waiver the Company would not have agreed to the terms of this Separation Agreement. Bender further agrees that in the event he should bring a Claim seeking damages against the Company, or in the event he should seek to recover against the Company in any Claim brought by a governmental agency on his behalf, this Separation Agreement shall serve as a complete defense to such Claims to the maximum extent permitted by law. Bender further agrees that he is not aware of any pending claim of the type described in Paragraph 4(b) above as of the execution of this Separation Agreement.
f.    Bender represents and warrants that he is not aware of any claim he may have against the Company other than the claims that are released by this Separation Agreement. Bender acknowledges that he may hereafter discover claims or facts in addition to or different than those which he now knows or believes to exist with respect to the subject matter of the release set forth in Paragraph 4(b) above and which, if known or suspected at the time of entering into this Separation Agreement, may have materially affected this Separation Agreement and his decision to enter into it.
g.    The Company represents and warrants that it is not aware of any facts or circumstances that would give rise to any claim against Bender by the Company.
h.    Notwithstanding anything in this Separation Agreement to the contrary, this Separation Agreement shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party or by Bender of the Separation Agreement after the date hereof. Additionally, nothing in this Separation Agreement will relieve or diminish any obligation of the Company, whether pursuant to contract, bylaw, policy or common law, to defend or indemnify Bender with respect to actions brought by third parties arising out of or related to Bender’s employment with the Company.
i.    Bender agrees that, after the Termination Date, and within 21 days thereof, he shall execute the Additional Release attached hereto as Exhibit A (the “Additional Release”). As set forth in the Additional Release, Bender has seven days after signing the Additional Release to revoke his waiver of claims set forth therein. If Bender does not revoke the Additional Release during the seven-day revocation period, then it shall become effective on the eighth day after he signs it.
5.No Admissions. Bender agrees that neither this Separation Agreement, nor the furnishing of the consideration for this Separation Agreement, shall be deemed or construed at any time to be an admission by the Company, any Released Party or Bender of any improper or unlawful conduct.

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6.Survival of Certain Obligations. Bender hereby acknowledges that his obligations under the Employment Agreement shall continue through the Termination Date and that Sections 9 through 13, 15, 17, 18 and 20 of the Employment Agreement shall survive his execution of this Separation Agreement and beyond the Termination Date. Further, as a material inducement to the Company to enter into this Separation Agreement with Bender and to pay him the payments provided for herein, by Bender’s signature below, he represents, warrants and agrees that: (a) he has not breached the Employment Agreement; (b) the covenants and obligations set forth therein are reasonable; (c) he will abide by, and refrain from breaching, the covenants and obligations set forth in the Employment Agreement, including, but not limited to, Sections 9 through 13, 15, 17, 18 and 20 of the Employment Agreement; and (d) the compensation provided for in this Separation Agreement fully compensates him for any burden or inconvenience he might bear as a result of his continued adherence to those obligations. In addition, Bender specifically acknowledges and agrees that, in the event that he breaches any of his obligations of confidentiality, non-competition, non-solicitation, or non-disparagement, the Company will suffer irreparable damage and injury and that, in the event of such breach, the Company shall have, in addition to any and all remedies at law, the right to an immediate injunction and restraining order, specific performance or other equitable relief from a court of competent jurisdiction, as more fully set forth in the Employment Agreement, to prevent the violation of Bender’s obligations hereunder without being required to prove damages or to furnish any bond or other security. Bender further acknowledges and agrees that he was a senior officer at the Company and had access to sensitive information, including but not limited to the Company’s financial information, compensation details, business arrangements and investor-related information, and that he is bound to refrain from disclosing such information to anyone outside of the Company, unless such disclosure is required by law, as more fully set forth in the Employment Agreement. For the avoidance of doubt, and without altering Bender’s obligations, nothing herein or in Bender’s Employment Agreement prohibits him from reporting to, or cooperating with, any governmental or self-regulatory authority concerning any suspected violation of law. Bender further agrees that any breach of his continuing obligations under the Employment Agreement shall also constitute a breach of this Separation Agreement, which, if material, will obligate him to return the consideration provided to him under this Separation Agreement, if the Company so elects.
7.Severability. Whenever possible, each provision of this Separation Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Separation Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Separation Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
8.Entire Agreement. This Separation Agreement, together with the Employment Agreement (which partially survives the execution of this Separation Agreement and remains in effect even after the termination of Bender’s employment, as more fully described above), is the entire agreement between Bender and the Company with respect to the matters addressed therein. The Company makes no representations regarding its relationship with or obligations to Bender, or as to the tax consequences of Bender’s entering into this Separation Agreement, and none it may have made in the past survive, except as set forth in this Separation Agreement. Bender expressly agrees that the Company shall have no liability to him for any tax or penalty imposed on him as a result of this Separation Agreement. Except as expressly set forth herein, this Separation Agreement supersedes all existing agreements, whether written or oral, between Bender and the Company.

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9.Amendment. This Separation Agreement cannot be amended, supplemented, or modified nor may any provision hereof be waived, except by a written instrument executed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought.
10.Legal Counsel. Bender acknowledges that he has had an opportunity to consult with counsel before signing this Separation Agreement.
11.Full Understanding. Bender acknowledges that he has read this Separation Agreement carefully, fully understands the meaning of the terms of this Separation Agreement, and is signing this Separation Agreement knowingly and voluntarily.
12.Choice of Law. This Separation Agreement will be governed by and construed in accordance with the laws of the State of Arizona, without regard to any conflict of law or choice of law provisions thereof.
13.Voluntary Execution. Bender acknowledges that he has carefully read this Separation Agreement and that he understands all of its terms including the full and final release of claims set forth in Paragraph 4. He further acknowledges that he has voluntarily entered into this Separation Agreement; that he has not relied upon any representation or statement, written or oral, not set forth in this Separation Agreement; that the only consideration for signing this Separation Agreement is as set forth herein; that the consideration received for executing this Separation Agreement is greater than that to which he would otherwise be entitled; and that this document gives him the opportunity and encourages him to have this Separation Agreement reviewed by his attorney.
14.Acceptance.     In order to signify Bender’s acceptance of this offer, he shall execute this Separation Agreement where indicated below, and return it to the Company, whereupon it shall become binding. This Separation Agreement must be accepted, if at all, no later than September 14, 2015. If Bender has not returned an executed copy of this Separation Agreement to the Company by September 14, 2015, the Company’s offer of this Separation Agreement shall be considered rescinded as of the next day.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the latest date set forth below.
SPIRIT REALTY CAPITAL, INC.

___________________________________        August 27, 2015
By:                            Date
Title:

BY SIGNING THIS SEPARATION AGREEMENT, I REPRESENT AND AGREE THAT:

•	I HAVE READ IT CAREFULLY;

•
I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

•	I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

•	I HAVE SIGNED THIS SEPARATION AGREEMENT KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

•
I AGREE THAT THE PROVISIONS OF THIS SEPARATION AGREEMENT MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

SIGNED:                            DATE: August 27, 2015
MICHAEL BENDER

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EXHIBIT A
ADDITIONAL RELEASE

TO BE EXECUTED ONLY AFTER THE TERMINATION DATE

By his signature below, Michael Bender (“Bender”) hereby releases and forever discharges as of the date hereof Spirit Realty Capital, Inc. (the “Company”) and the Released Parties as set forth herein. Capitalized undefined terms used in this Additional Release shall have the meaning ascribed to them in the Transition and Separation Agreement between Bender and the Company (the “Separation Agreement”). The Released Parties are intended to be third-party beneficiaries of this Additional Release, and this Additional Release may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to such Released Parties hereunder. Bender agrees as follows:
1.Bender understands that the payments or benefits to be paid or granted to him under the Separation Agreement represent, in part, consideration for signing this Additional Release, and are not salary, wages or benefits to which he was already entitled. Bender understands and agrees that he will not receive the payments and benefits specified in Paragraphs 2 and 3 of the Separation Agreement unless he executes this Additional Release during the time frame specified in the Separation Agreement, and does not revoke this Additional Release within the time period permitted hereafter. Such payments and benefits will not be considered compensation for purposes of any employee benefit plan, program, policy or arrangement maintained or hereafter established by the Company or its affiliates.
2.Except as provided in paragraphs 4 and 5 below and except for the provisions of the Employment Agreement which survive the termination of Bender’ employment with the Company as set forth expressly in the Separation Agreement, Bender knowingly and voluntarily (for himself, his heirs, executors, administrators and assigns) releases and forever discharges the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date that this Additional Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which Bender, his spouse, or any of his heirs, executors, administrators or assigns, may have, which arise out of or are connected with Bender’ employment with, or separation or termination from, the Company including, but not limited to, any claim for the termination benefits set forth in the Employment Agreement, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”).

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3.Bender represents and warrants that he has made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by Paragraph 2 above.
4.Bender agrees that this Additional Release does not waive or release any rights or claims that he may have under the Age Discrimination in Employment Act of 1967 (the “ADEA”) which arise after the date he executes this Additional Release. Bender acknowledges and agrees that his separation from employment with the Company shall not serve as the basis for any claim or action (including, without limitation, any claim under the ADEA). In accordance with the ADEA, Bender acknowledges that the ADEA requires that he be advised to consult with an attorney before he waives any claim under the ADEA, and Bender recognizes that, by this Additional Release, he has been so advised. In addition, the ADEA allows Bender 21 days to decide whether to waive claims under the ADEA, although he is not required to wait the entire 21 days if he chooses to accept sooner. Under the ADEA, Bender has seven days after signing this Additional Release to revoke the waiver, as described further herein. If Bender does not revoke this Additional Release during the seven-day revocation period, then it shall become effective on the eighth day after he signs it (the “Effective Date”). If Bender elects to revoke this Additional Release during the seven-day revocation period, such revocation must be in writing and personally delivered to the General Counsel of the Company, or if mailed, then sent to the attention of General Counsel, at 16767 N. Perimeter Drive, Suite 210, Scottsdale, Arizona 85260, and postmarked within seven (7) days of the date upon which this Agreement was signed by Bender.
5.Bender agrees that he is hereby waiving all rights to sue or obtain equitable, remedial or punitive relief from any or all Released Parties of any kind whatsoever in respect of any Claim, including, without limitation, reinstatement, back pay, front pay, and any form of injunctive relief. Notwithstanding the above, Bender further acknowledges that he is not waiving and is not being required to waive any right that cannot be waived under law, including the right to file an administrative charge or participate in an administrative investigation or proceeding; provided, however, that Bender disclaims and waives any right to share or participate in any monetary award resulting from the prosecution of such charge or investigation or proceeding. Additionally, Bender is not waiving (i) any right to the Accrued Benefits; (ii) any claim for the benefits provided for in the Separation Agreement; (iii) any claim relating to directors’ and officers’ liability insurance coverage or any right of indemnification under the Company’s organizational documents or otherwise; or (iv) his rights as an equity or security holder in the Company or its affiliates.
6.In signing this Additional Release, Bender acknowledges and intends that it shall be effective as a bar to each and every one of the Claims. Bender expressly consents that this Additional Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state or local statute that expressly limits the effectiveness of a release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. Bender acknowledges and agrees that this waiver is an essential and material term of the Separation Agreement and that without such waiver the Company would not have agreed to the terms of the Separation Agreement. Bender further agrees that in the event he should bring a Claim seeking damages against the Company, or in the event he should seek to recover against the Company in any Claim brought by a governmental agency on his behalf, this Additional Release shall serve as a complete defense to such Claims to the maximum extent permitted by law. Bender further agrees that he is not aware of any pending claim of the type described in Paragraph 2 above as of the execution of this Additional Release.
7.Bender represents and warrants that he is not aware of any claim he may have against the Company other than the claims that are released by this Additional Release. Bender acknowledges that he

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may hereafter discover claims or facts in addition to or different than those which he now knows or believes to exist with respect to the subject matter of the release set forth in Paragraph 2 above and which, if known or suspected at the time of entering into this Additional Release, may have materially affected this Additional Release and his decision to enter into it.
8.Notwithstanding anything in this Additional Release to the contrary, this Separation Agreement shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party or by Bender of the Separation Agreement after the date hereof. Additionally, nothing in this Additional Release will relieve or diminish any obligation of the Company, whether pursuant to contract, bylaw, policy or common law, to defend or indemnify Bender with respect to actions brought by third parties arising out of or related to Bender’ employment with the Company.

BY SIGNING THIS ADDITIONAL RELEASE, I REPRESENT AND AGREE THAT:

•	I HAVE READ IT CAREFULLY;

•
I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

•	I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

•	I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

•
I HAVE HAD AT LEAST 21 DAYS FROM THE DATE OF MY RECEIPT OF THIS ADDITIONAL RELEASE TO CONSIDER IT, AND THE CHANGES MADE SINCE MY RECEIPT OF THIS ADDITIONAL RELEASE ARE NOT MATERIAL OR WERE MADE AT MY REQUEST AND WILL NOT RESTART THE REQUIRED 21-DAY PERIOD;

•
I UNDERSTAND THAT I HAVE SEVEN (7) DAYS AFTER THE EXECUTION OF THIS ADDITIONAL RELEASE TO REVOKE IT AND THAT THIS ADDITIONAL RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;

•	I HAVE SIGNED THIS ADDITIONAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

•	I AGREE THAT THE PROVISIONS OF THIS ADDITIONAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN

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WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

SIGNED:                            DATE:
MICHAEL BENDER

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